                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. X-XXXX) of our report dated May 1, 1998, on our audits of the financial statements of AT&T Solutions Customer Care. We also consent to the references to our firm under the captions "Experts."

Coopers & Lybrand L.L.P.

Jacksonville, Florida
May 22, 1998